CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 31, 2020 and November 30, 2020, relating to the financial statements and financial highlights of NexPoint Merger Arbitrage Fund (formerly Highland Merger Arbitrage Fund) and Highland Socially Responsible Equity Fund for the years ended June 30, 2020 and September 30, 2020, respectively, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ Cohen & Company, Ltd.

Cleveland, Ohio
January 12, 2021